Exhibit 99.1

Neptune Reaches Settlement in Shareholder Class Action Litigation

LAVAL, QUÉBEC, CANADA – October 21, 2022 – Neptune Wellness Solutions Inc. ("Neptune" or the "Company") (NASDAQ: NEPT), a diversified and fully integrated health and wellness company focused on plant-based, sustainable and purpose-driven lifestyle brands, today announced that it has agreed to settle and resolve a putative shareholder class action lawsuit filed against Neptune and certain of its current and former officers and directors, captioned Gong v. Neptune Wellness Solutions, Inc. (Case No. 2:21-cv-01386-ENV-ARL) pending in the United States District Court for the Eastern District of New York (the “Court”). The litigation relates to allegations that, among other things, the Company had made misrepresentations of material information.

The settlement provides for a gross payment to the class of between $4 and $4.25 million, with the exact amount being within the Company’s control and dependent on the type of consideration used. The settlement is subject to Court approval and certification by the Court of the class. The settlement will resolve this matter against all defendants, and the consideration will be used to satisfy settlement administrator expenses, plaintiffs’ attorneys’ fees and costs, and payments to all members of the Class. In exchange for the settlement consideration, the Company and the other defendants will be released from all claims by the plaintiffs and the class. The Company denies all wrongdoing and liability and the settlement does not constitute an admission of wrongdoing or liability by the Company or any defendant.

The class is comprised of all persons and entities that purchased or otherwise acquired Neptune securities on the NASDAQ or another U.S. trading venue between July 24, 2019, and July 15, 2021.

The settlement is contingent upon various conditions, including, but not limited to, preliminary approval by the Court and final approval by the Court after notice to the class, certification of the class and a hearing. There can be no assurance that the settlement will be approved by the Court nor upheld if challenged on appeal. In addition, the Company has the right to terminate the settlement agreement under certain conditions. The Company has filed a claim for coverage with its insurance carrier, which was subsequently denied. The Company is contesting the denial of coverage.

Exhibit 99.1

About Neptune Wellness Solutions Inc.

Headquartered in Laval, Québec, Neptune is a diversified health and wellness company with a mission to redefine health and wellness. Neptune is focused on building a portfolio of high quality, affordable consumer products in response to long-term secular trends and market demand for natural, plant-based, sustainable and purpose-driven lifestyle brands. The Company utilizes a highly flexible, cost-efficient manufacturing and supply chain infrastructure that can be scaled to quickly adapt to consumer demand and bring new products to market through its mass retail partners and e-commerce channels. For additional information, please visit: https://neptunewellness.com/.

Forward-Looking Statements

Statements in this news release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of applicable securities laws. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of Neptune to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes", "belief", "expects", "intends", "projects", "anticipates", "will", "should" or "plans" to be uncertain and forward-looking. Forward-looking statements relate to future events or future performance and reflect management's expectations or beliefs regarding future events including, but not limited to, statements with respect to: the timing and outcome of the settlement and the availability of insurance coverage. In respect of the forward-looking statements and information concerning the anticipated benefits and completion of the Transaction and the anticipated timing for completion of the Transaction, the Company has provided such statements and information in reliance on certain assumptions that it believes are reasonable at this time. Although the Company believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. The forward-looking statements and information included in this news release are made as of the date of this news release and the Company does not undertake an obligation to publicly update such forward-looking information or forward-looking information to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

There can be no assurance that the settlement will occur, or that it will occur on the terms and conditions contemplated in this news release. The settlement could be modified, restructured or terminated.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The forward-looking statements contained in this news release are expressly qualified in their entirety by this cautionary statement and the

Exhibit 99.1

"Cautionary Note Regarding Forward-Looking Information" section contained in Neptune's latest Annual Information Form, which also forms part of Neptune's latest annual report on Form 40-F, and which is available on SEDAR at www.sedar.com, on EDGAR at www.sec.gov/edgar.shtml. All forward-looking statements in this news release are made as of the date of this news release. Neptune does not undertake to update any such forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Media Contacts:

media@neptunecorp.com

Investor Contacts:

Morry Brown, VP Investor Relations

Neptune Wellness Solutions, Inc.

m.brown@neptunecorp.com

Valter Pinto, Managing Director

KCSA Strategic Communications

neptune@kcsa.com

212.896.1254